UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025
FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 16th Street, Suite 1200 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 303.531.8100
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	NASDAQ Stock Market LLC

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of the First Western Financial, Inc. Omnibus Incentive Plan

The Board of Directors (the “Board”) of First Western Financial, Inc. (the “Company”) previously approved, subject to stockholder approval, the amendment and restatement of the Company’s Omnibus Incentive Plan (the “Plan”). At the Company’s annual meeting of stockholders held on June 4, 2025 (the “Annual Meeting”), the Company’s stockholders approved the amended and restated Plan. A description of the material terms and conditions of the Plan was previously reported in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2025, under the heading “Proposal 4 Approval of First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025” and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on June 4, 2025. At the Annual Meeting, the Company’s shareholders (i) elected eleven directors to serve on the Board until the Company’s 2026 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal; (ii) ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025; (iii) approved an advisory, non-binding vote regarding the compensation paid to the Company's named executive officers; and (iv) approved the Plan, as amended and restated April 23, 2025, including an increase in the share reserve by 150,000 shares. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the SEC on April 25, 2025. The final voting results for each proposal are presented below.

Proposal 1 – Election of Directors
At the Annual Meeting, the Company’s shareholders elected eleven directors to serve on the Board until the Company’s 2026 annual meeting of shareholders or each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal. The table below presents the final voting results for this proposal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott C. Wylie	6,293,614	42,149	820,998
Julie A. Caponi	5,911,741	424,022	820,998
Julie A. Courkamp	6,311,861	23,902	820,998
David R. Duncan	5,923,822	411,941	820,998
Thomas A. Gart	6,284,789	50,974	820,998
Patrick H. Hamill	5,920,547	415,216	820,998
Luke A. Latimer	6,205,153	130,610	820,998
Scott C. Mitchell	6,217,716	118,047	820,998
Ellen S. Robinson	6,315,007	20,756	820,998
Mark L. Smith	6,219,661	116,102	820,998
Joseph C. Zimlich	5,814,886	520,877	820,998

Proposal 2 – Ratification of Appointment of Crowe LLP as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. The table below presents the final voting results for this proposal:

Votes For	Votes Against	Abstentions
6,968,273	188,488	0

Proposal 3 – Advisory, Non-Binding Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

At the Annual Meeting, the Company’s shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. The table below presents the final voting results for this proposal:

Votes For	Votes Against	Abstentions
5,844,322	463,102	28,339

Proposal 4 – Approval of First Western Financial, Inc. Omnibus Incentive Plan, as Amended and Restated April 23, 2025

At the Annual Meeting, the Company’s shareholders voted in favor of the Plan, as amended and restated April 23, 2025. The table below presents the final voting results for this proposal:

Votes For	Votes Against	Abstentions
5,183,553	1,151,810	400

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

10.1	First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: June 5, 2025	By: /s/ Scott C. Wylie
Scott C. Wylie

Chairman, Chief Executive Officer and President